EXHIBIT 10.1

AMENDMENT TO INVESTMENT AGREEMENT

This AMENDMENT TO INVESTMENT AGREEMENT (this "Amendment"), dated as of January 25, 2015, by and between AMBICOM HOLDINGS, INC., a Nevada corporation (hereinafter referred to as the "Company") and KODIAK CAPITAL GROUP, LLC, a Delaware limited liability company (hereinafter referred to as the "Investor").

W I T N E S E T H:

WHEREAS, the Company and the Investor are Seller and Buyer are parties to that certain Investment Agreement entered into as of October 15, 2011 (the "Agreement"); and

WHEREAS, Section 9.A.II of the Agreement provides that the term of the Agreement expires within twenty-four (24) months after the Effective Date of January 25, 2015 (the “Termination Date”) and the Company and the Investor desire to extend the Termination Date for an additional six (6) month period as set forth in this Amendment.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by the Company to the Investor and for other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Definitions. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement, unless specifically set forth herein to the contrary.

2.	Term.

Section 9.A.II of the Agreement shall be deleted in its entirety and replaced with the following:

(II)	on the date which is thirty (30) months after the Effective Date
3.	Miscellaneous. Except as set forth above, all other terms and conditions of the Agreement remain unmodified and shall continue in full force and effect. This Amendment may be executed in multiple counterparts, each of which when so executed will be deemed an original. In the event that there is any discrepancy between the modifications made by this Amendment and any other term or provision of the Agreement or the exhibits thereto, this Amendment shall govern and control.

The undersigned signatory hereby certifies that he has read and understands the Investment Agreement, and the representations made by the undersigned in this Investment Agreement are true and accurate, and agrees to be bound by its terms.

KODIAK CAPITAL GROUP, LLC		AMBICOM HOLDINGS, INC.

By:	/s/ Ryan Hodson	By:	/s/ John Hwang
	Name: Ryan Hodson		Name: John Hwang
	Title: Managing Member		Title: Chief Executive Officer